EXHIBIT 23.3











            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent tot the incorporation by reference in the Amendment No. 2 to the registration statement of U.S. Energy Corp. on Form S-3 of our report dated April 10, 1995, on our audits of the financial statements of Green Mountain Mining Venture as of December 31, 1994 and 1993, and for the years ended December 31, 1994, 1993 and 1992, and the period from inception (June 1, 1990) to December 31, 1994, which report is included in the annual report on Form 10-K of U.S. Energy Corp.

COOPERS & LYBRAND

s/ Coopers & Lybrand

Salt Lake City, Utah
  February 5, 1996